EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS
To the Board of Directors Air-Q Wi-Fi Corporation (Formerly Covenant Financial Corporation)

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 4, 2003 which appears in the Registrants form 10-KSB/A for the two years ended December 31, 2002.

/s/ MALONE & BAILEY, PLLC
Malone & Bailey, PLLC Houston, Texas
January 20, 2004